Exhibit 99.1

Covanta Holding Corporation Reports 2020 Third Quarter Results

MORRISTOWN, NJ, October 29, 2020 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a world leader in sustainable waste and energy solutions, reported financial results today for the three and nine months ended September 30, 2020.

	Three Months Ended September 30,
	2020	2019

	(Unaudited, $ in millions)
Revenue	$491	$465
Net income	$5	$14
Adjusted EBITDA	$128	$125
Net cash provided by operating activities	$36	$25
Free Cash Flow	$3	$22
Reconciliations of non-GAAP measures can be found in the exhibits to this press release.

Key Highlights

•Strong Q3 results, with year-over-year growth in Adjusted EBITDA
•Waste markets returning to near pre-pandemic levels
•Effectively navigating challenging operating environment
•UK project development progressing on schedule

“During the third quarter we saw continued recovery from the initial months of the pandemic, most notably in the waste market, with tip fees up 3% year-over-year,” said Covanta's CFO Bradford J. Helgeson. "While the operating environment remains challenging, our team has performed at a very high level, as our facilities matched last year's strong availability. We will continue to focus on operating safely and reliably, while progressing our growth initiatives, particularly in the UK.”

More detail on our third quarter results can be found in the exhibits to this release and in our third quarter 2020 earnings presentation found in the Investor Relations section of the Covanta website at www.covanta.com.

Exhibit 99.1
Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Friday, October 30, 2020 to discuss its third quarter results.

The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate on the live call, please dial 1-888-317-6003 (US) or 1-412-317-6061 (international) approximately 15 minutes prior to the scheduled start of the call and enter the passcode 0066556. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations section of the Covanta website at www.covanta.com.

An archived webcast will be available two hours after the end of the conference call and can be accessed through the Investor Relations section of the Covanta website at www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Waste-to-Energy ("WtE") facilities safely convert approximately 21 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle 500,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contact
Dan Mannes
1-862-345-5456
IR@covanta.com

Media Contact
James Regan
1-862-345-5216

Covanta Holding Corporation	Exhibit 1
Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(Unaudited) (In millions, except per share amounts)
OPERATING REVENUE:
Waste and service revenue	$366	$353	$1,056	$1,039
Energy revenue	93	81	264	247
Recycled metals revenue	20	19	57	61
Other operating revenue	12	12	36	38
Total operating revenue	491	465	1,413	1,385
OPERATING EXPENSE:
Plant operating expense	349	325	1,050	1,038
Other operating expense, net	11	10	37	43
General and administrative expense	27	29	83	90
Depreciation and amortization expense	54	55	168	165
Impairment charges (a)	—	2	19	3
Total operating expense	441	421	1,357	1,339
Operating income	50	44	56	46
OTHER (EXPENSE) INCOME:
Interest expense	(32)	(36)	(100)	(108)
Net gain on sale of business and investments (a)	—	1	9	49
Loss on extinguishment of debt (a)	(12)	—	(12)	—
Other (expense) income, net	—	(1)	(2)	1
Total other expense	(44)	(36)	(105)	(58)
Income (loss) before income tax (expense) benefit and equity in net income from unconsolidated investments	6	8	(49)	(12)
Income tax (expense) benefit	(3)	5	6	6
Equity in net income from unconsolidated investments	2	1	3	4
Net income (loss)	$5	$14	$(40)	$(2)

Weighted Average Common Shares Outstanding:
Basic	132	131	132	131
Diluted	134	133	132	131

Earnings (Loss) Per Share:
Basic	$0.04	$0.11	$(0.30)	$(0.02)
Diluted	$0.04	$0.10	$(0.30)	$(0.02)

Cash Dividend Declared Per Share	$0.08	$0.25	$0.41	$0.75
(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 2
Consolidated Balance Sheets

	September 30, 2020	December 31, 2019

	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$34	$37
Restricted funds held in trust	11	18
Receivables (less allowances of $6 and $9, respectively)	247	240
Prepaid expenses and other current assets	94	105
Total Current Assets	386	400
Property, plant and equipment, net	2,420	2,451
Restricted funds held in trust	6	8
Intangible assets, net	242	258
Goodwill	302	321
Other assets	300	277
Total Assets	$3,656	$3,715
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$18	$17
Current portion of project debt	9	8
Accounts payable	66	36
Accrued expenses and other current liabilities	254	292
Total Current Liabilities	347	353
Long-term debt	2,417	2,366
Project debt	118	125
Deferred income taxes	360	372
Other liabilities	130	123
Total Liabilities	3,372	3,339
Equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 shares, outstanding 132 shares)	14	14
Additional paid-in capital	871	857
Accumulated other comprehensive loss	(45)	(35)
Accumulated deficit	(556)	(460)
Treasury stock, at par	—	—
Total Equity	284	376
Total Liabilities and Equity	$3,656	$3,715

Covanta Holding Corporation	Exhibit 3
Consolidated Statements of Cash Flow

	Nine Months Ended September 30,
	September 30, 2020	2019

	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net loss	$(40)	$(2)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	168	165
Amortization of deferred debt financing costs	3	3
Net gain on sale of business and investments (a)	(9)	(49)
Impairment charges (a)	19	3
Loss on extinguishment of debt (a)	12	—
Provision for expected credit losses	1	2
Stock-based compensation expense	19	20
Equity in net income from unconsolidated investments	(3)	(4)
Deferred income taxes	(7)	(9)
Dividends from unconsolidated investments	3	5
Other, net	4	3
Change in working capital, net of effects of acquisitions and dispositions	18	(33)
Changes in noncurrent assets and liabilities, net	3	8
Net cash provided by operating activities	191	112
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(117)	(121)
Acquisition of businesses, net of cash acquired	—	2
Proceeds from the sale of assets, net of restricted cash	3	28
Investment in equity affiliates	(11)	(9)
Other, net	(10)	(1)
Net cash used in investing activities	(135)	(101)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	538	75
Proceeds from borrowings on revolving credit facility	631	441
Payments on long-term debt	(551)	(12)
Payments on revolving credit facility	(574)	(375)
Payments on project debt	(6)	(16)
Payment of deferred financing costs	(8)	(1)
Cash dividends paid to stockholders	(78)	(100)
Payment of insurance premium financing	(24)	(20)
Proceeds from related party note	9	—
Other, net	(5)	(8)
Net cash used in financing activities	(68)	(16)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(2)
Net decrease in cash, cash equivalents and restricted cash	(12)	(7)
Cash, cash equivalents and restricted cash at beginning of period	63	105
Cash, cash equivalents and restricted cash at end of period	$51	$98

(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 4
Consolidated Reconciliation of Net Loss and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(Unaudited, in millions)
Net income (loss)	$5	$14	$(40)	$(2)
Depreciation and amortization expense	54	55	168	165
Interest expense	32	36	100	108
Income tax expense (benefit)	3	(5)	(6)	(6)
Impairment charges (a)	—	2	19	3
Net gain on sale of businesses and investments (b)	—	(1)	(9)	(49)
Loss on extinguishment of debt(c)	12	—	12	—
Loss on asset sales	—	1	2	3
Accretion expense	1	1	2	2
Business development and transaction costs	1	1	1	2
Severance and reorganization costs (d)	1	3	2	11
Stock-based compensation expense	5	5	19	20
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	6	6	18	18
Capital type expenditures at client owned facilities (e)	5	8	24	28
Other (f)	3	(1)	9	—
Adjusted EBITDA	$128	$125	$321	$303
(a)During the nine months ended September 30, 2020, we recorded a $19 million non-cash impairment charge related to our Covanta Environmental Solutions reporting unit.
(b)During the nine months ended September 30, 2020, we recorded a $9 million gain related to the Newhurst Energy Recovery Facility development project.
During the nine months ended September 30, 2019, we recorded a $57 million gain related to the Rookery South Energy Recovery Facility development project and a $11 million loss related to the divestiture of our Springfield and Pittsfield WtE facilities.
(c)During the three and nine months ended September 30, 2020, we recorded a $12 million loss on extinguishment of debt comprised of approximately $10 million related to the redemption of our 5.875% Senior Notes due 2024 and approximately $1 million related to the refinancing of our tax-exempt bonds.
(d)During the nine months ended September 30, 2019, we recorded $11 million of costs related to our ongoing asset rationalization and portfolio optimization efforts, early retirement program, and certain organizational restructuring activities.
(e)Adjustment for capital equipment related expenditures at our service fee operated facilities which are capitalized at facilities that we own.
(f)Includes certain other items that are added back under the definition of Adjusted EBITDA in Covanta Energy, LLC's credit agreement.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(Unaudited, in millions)
Net cash provided by operating activities	$36	$25	$191	$112
Capital type expenditures at client owned facilities (a)	5	8	24	28
Cash paid for interest	56	64	104	123
Cash paid for taxes, net	2	1	3	5
Equity in net income from unconsolidated investments	2	1	3	4
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	6	6	18	18
Dividends from unconsolidated investments	—	—	(3)	(5)
Adjustment for working capital and other	21	20	(19)	18
Adjusted EBITDA	$128	$125	$321	$303
(a) See Adjusted EBITDA reconciliation above - Note (e).

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(Unaudited, in millions)
Net cash provided by operating activities	$36	$25	$191	$112
Add: Changes in restricted funds - operating (a)	2	13	—	18
Less: Maintenance capital expenditures (b)	(35)	(16)	(107)	(81)
Free Cash Flow	$3	$22	$84	$49

(a) Adjustment for the impact of the adoption of ASU 2016-18 effective January 1, 2018. As a result of adoption, the statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, changes in restricted funds are eliminated in arriving at net cash, cash equivalents and restricted funds provided by operating activities.

(b) Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(Unaudited, in millions)
Maintenance capital expenditures	$(35)	$(16)	$(107)	$(81)
Net maintenance capital expenditures paid but incurred in prior periods	—	(1)	2	(7)
Total ash processing system	(3)	(3)	(11)	(4)
Capital expenditures associated with the New York City MTS contract	—	(2)	—	(19)
Capital expenditures associated with organic growth initiatives	—	(6)	(1)	(10)
Total capital expenditures associated with growth investments (c)	(3)	(11)	(12)	(33)
Total purchases of property, plant and equipment	$(38)	$(28)	$(117)	$(121)

(c) Total growth investments represents investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures, net of third party loans collateralized by unconsolidated project equity.
Capital expenditures associated with growth investments	$(3)	$(11)	$(12)	$(33)
UK business development projects	—	—	(9)	(1)
Investment in equity affiliate	(1)	(1)	(11)	(9)
Asset and business acquisitions, net of cash acquired	—	—	—	2
Less: third party project loan proceeds collateralized by project equity	—	—	9	—
Total growth investments	$(4)	$(12)	$(23)	$(41)

Covanta Holding Corporation		Exhibit 6
Supplemental Information
(Unaudited, $ in millions)
	Three Months Ended September 30,
	2020	2019
REVENUE:
Waste and service revenue:
WtE tip fees	$168	$163
WtE service fees	118	114
Environmental services (a)	36	36
Municipal services (b)	66	64
Other (c)	10	8
Intercompany (d)	(32)	(34)
Total waste and service	366	353
Energy revenue:
Energy sales	63	66
Capacity	10	9
Other (e)	20	6
Total energy	93	81
Recycled metals revenue:
Ferrous	12	11
Non-ferrous	9	8
Total recycled metals	20	19
Other revenue (f)	12	12
Total revenue	$491	$465

OPERATING EXPENSE:
Plant operating expense:
Plant maintenance	$66	$62
Other plant operating expense	283	262
Total plant operating expense	349	325
Other operating expense	11	10
General and administrative	27	29
Depreciation and amortization	54	55
Impairment charges	—	2
Total operating expense	$441	$421

Operating income	$50	$44

Plus: impairment charges	—	2
Operating income excluding impairment charges	$50	$46

(a) Includes the operation of material processing facilities and related services provided by our Covanta Environmental Solutions business.
(b) Consists of transfer stations and the transportation component of our NYC Marine Transfer Station contract.
(c) Includes waste brokerage, debt service and other revenue not directly related to WtE waste processing activities.
(d) Consists of elimination of intercompany transactions primarily relating to transfer stations.
(e) Primarily components of wholesale load serving revenue not included in Energy sales line, such as transmission and ancillaries.
(f) Consists primarily of construction revenue.
Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation						Exhibit 7
Revenue and Operating Income Changes - Q3 2019 to Q3 2020
(Unaudited, $ in millions)

	Q3 2019	Organic Growth (a)	%	Contract Transitions (b)	Transactions (c)	Total Changes	Q3 2020
REVENUE:
Waste and service:
WtE tip fees	$163	$4	2.7%	$—	$—	$4	$168
WtE service fees	114	2	1.6%	2	—	4	118
Environmental services	36	—	(1.3)%	—	—	(1)	36
Municipal services	64	3	5.3%	—	(1)	2	66
Other revenue	8	1	14.2%	—	—	1	10
Intercompany	(34)	2		—	—	2	(32)
Total waste and service	353	12	3.4%	2	(1)	12	366
Energy:
Energy sales	66	(3)	(4.0)%	—	—	(3)	63
Capacity	9	1	10.6%	—	—	1	10
Other	6	14	—%	—	—	14	20
Total energy	81	13	15.4%	—	—	12	93
Recycled metals:
Ferrous	11	—	1.1%	—	—	—	12
Non-ferrous	8	1	12.4%	—	—	1	9
Total recycled metals	19	1	5.8%	—	—	1	20
Other revenue	12	1	9.9%	—	—	1	12
Total revenue	$465	$27	5.7%	$2	$(1)	$27	$491

OPERATING EXPENSE:
Plant operating expense:
Plant maintenance	$62	$3	5.3%	$—	$—	$3	$66
Other plant operating expense	262	21	8.0%	1	(1)	21	283
Total plant operating expense	325	24	7.5%	1	(1)	25	349
Other operating expense	10	—		—	—	—	11
General and administrative	29	(3)		—	—	(3)	27
Depreciation and amortization	55	—		—	—	—	54
Total operating expense	$419	$21		$1	$(1)	$22	$441
Operating income excluding impairment charges	$46	$5		$1	$—	$6	$50

(a) Reflects performance on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.

(c) Includes the impacts of acquisitions, divestitures, new projects and the addition or loss of operating contracts.

Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation		Exhibit 8
Operating Metrics
(Unaudited)
	Three Months Ended September 30,
	2020	2019
WtE Waste
Tons: (in millions)
Tip fee- contracted	2.28	2.28
Tip fee- uncontracted	0.46	0.48
Service fee	2.74	2.74
Total tons	5.48	5.49
Tip Fee revenue per ton:
Tip fee- contracted	$55.45	$53.93
Tip fee- uncontracted	$89.89	$85.22
Average tip fee	$61.23	$59.36
WtE Energy
Energy sales: (MWh in millions)
Contracted	0.51	0.55
Hedged	1.13	0.76
Market	NM	0.38
Total energy	1.65	1.69
Market sales by geography: (MWh in millions)
PJM East	—	0.2
NEPOOL	—	0.1
NYISO	—	—
Other	—	0.1
Revenue per MWh (excludes capacity and other energy revenue):
Contracted	$65.89	$62.77
Hedged	$26.31	$28.69
Market	NM	$25.36
Average revenue per MWh	$38.24	$39.08
Metals
Tons Recovered: (in thousands)
Ferrous	118.2	111.9
Non-ferrous	12.2	12.8
Tons Sold: (in thousands)
Ferrous	101.3	96.4
Non-ferrous	9.1	8.2
Revenue per ton:
Ferrous	$115	$118
Non-ferrous	$1,003	$984
WtE plant operating expense: ($ in millions)
Plant operating expense - gross	$270	$256
Less: Client pass-through costs	(13)	(12)
Less: REC sales - contra-expense	(3)	(4)
Plant operating expense, net	$255	$240

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Hedged energy sales includes the energy component of wholesale load serving. Uncontracted energy sales include sales under PPAs that are based on market prices.
Note: Certain amounts may not total due to rounding.

Discussion of Non-GAAP Financial Measures
We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA and Free Cash Flow, which are non-GAAP financial measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
The presentations of Adjusted EBITDA and Free Cash Flow are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA
We use Adjusted EBITDA to provide additional ways of viewing aspects of operations that, when viewed with the GAAP results provide a more complete understanding of our core business. As we define it, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income including the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, adjustments to reflect the Adjusted EBITDA from our unconsolidated investments, adjustments to exclude significant unusual or non-recurring items that are not directly related to our operating performance plus adjustments to capital type expenses for our service fee facilities in line with our credit agreements. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. As larger parts of our business are conducted through unconsolidated investments, we adjust EBITDA for our proportionate share of the entity's depreciation and amortization, interest expense, tax expense and other adjustments to exclude significant unusual or non-recurring items that are not directly related to the entity's operating performance. in order to improve comparability to the Adjusted EBITDA of our wholly owned entities. We do not have control, nor have any legal claim to the portion of our unconsolidated investees' revenues and expenses allocable to our joint venture partners. As we do not control, but do exercise significant influence, we account for these unconsolidated investments in accordance with the equity method of accounting. Net income (losses) from these investments are reflected within our consolidated statements of operations in Equity in net income from unconsolidated investments. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and nine months ended September 30, 2020 and 2019, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Our projections of the proportional contribution of our interests in joint ventures to our Adjusted EBITDA and Free Cash Flow are not based on GAAP net income/loss or cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances in 2020 that are not representative or indicative of our results of operations and that are not currently determinable. Due to the uncertainty of the likelihood, amount and timing of any such adjusting items, we do not have information available to provide a quantitative reconciliation of projected net income/loss to an Adjusted EBITDA projection.
Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities, plus changes in operating restricted funds, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities.
We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and nine months ended September 30, 2020 and 2019, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important factors, risks, and uncertainties that could cause actual results of Covanta and our joint ventures to differ materially from those forward-looking statements include, but are not limited to:
•seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and Covanta's ability to renew or replace expiring contracts at comparable prices and with other acceptable terms;
•adoption of new laws and regulations in the United States and abroad, including energy laws, tax laws, environmental laws, labor laws and healthcare laws;
•advances in technology;
•difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;
•failure to maintain historical performance levels at Covanta's facilities and Covanta's ability to retain the rights to operate facilities Covanta does not own;
•Covanta's and the joint ventures ability to avoid adverse publicity or reputational damage relating to its business;
•difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;
•Covanta's ability to realize the benefits of long-term business development and bear the costs of business development over time;
•Covanta's ability to utilize net operating loss carryforwards;
•limits of insurance coverage;
•Covanta's ability to avoid defaults under its long-term contracts;
•performance of third parties under its contracts and such third parties' observance of laws and regulations;
•concentration of suppliers and customers;
•geographic concentration of facilities;
•increased competitiveness in the energy and waste industries;
•changes in foreign currency exchange rates;
•limitations imposed by Covanta's existing indebtedness and its ability to perform its financial obligations and guarantees and to refinance its existing indebtedness;
•exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;
•the scalability of its business;
•restrictions in its certificate of incorporation and debt documents regarding strategic alternatives;
•failures of disclosure controls and procedures and internal controls over financial reporting;
•Covanta's and the joint ventures ability to attract and retain talented people;
•the ongoing effects from the recent COVID-19 outbreak, and the recent significant drop in oil price;
•general economic conditions in the United States and abroad, including the availability of credit and debt financing; and
•other risks and uncertainties affecting Covanta's businesses described periodic securities filings by Covanta with the SEC.

In addition, the current COVID-19 pandemic is significantly impacting the national and global economy and commodity and financial markets. The full extent and impact of the pandemic is unknown and to date has included extreme volatility in financial and commodity markets, a significant slowdown in economic activity, and has raised the prospect of a global recession. The public and private sector response has led to significant restrictions on travel, temporary business closures, quarantines, global stock market volatility and a general reduction in consumer and construction activity globally. Matters outside our control have affected our business and operations and may or may continue to: limit travel of Company representatives to our business units domestically and internationally; adversely affect the health and welfare of our personnel; reduce the volume of waste materials into our facilities and/or the price at which we are able to attract such materials; or prevent important vendors and contractors from performing normal and contracted activities. If significant portions of our workforce are unable to work effectively, including because of illness, quarantines, government actions, travel restrictions, facility closures, social distancing requirements or other restrictions in connection with the pandemic, our operations could be materially impacted. It is possible that the continued spread of COVID-19 could also further cause disruption in our supply chains, adversely affect our business partners, delay our construction activities or cause other unpredictable events.

Although Covanta believes that its plans, cost estimates, returns on investments, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's and the joint ventures future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.